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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): JULY 10, 2001





                         FIRST SOUTHERN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)





         DELAWARE                      0-25478                 63-1133624
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


     102 SOUTH COURT STREET, FLORENCE, ALABAMA                 35630
      (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (256) 764-7131


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

On July 10, 2001, First Southern Bancshares, Inc., the holding company for First Southern Bank in Florence, Alabama, issued a press release in which it announced that (a) it expects to make loan loss provisions and to incur net losses in the second and third quarters of 2001, (b) it has executed a Memorandum of Understanding with the Federal Reserve Bank of Atlanta, and (c) it has commenced a private placement of Series A Preferred Stock to a limited number of accredited investors, including directors of First Southern, to raise up to $4 million in equity capital. A copy of the press release is filed as Exhibit 99 hereto.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Series A Preferred Stock. The offering of the Series A Preferred Stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The Series A Preferred Stock may not be offered or sold in the United States or to U.S. persons except pursuant to exemptions from the registration requirements of such laws.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits:

Exhibit
Number                                      Description of Exhibit
-------                                     ----------------------
  99            Press release issued by First Southern Bancshares, Inc., on July 10, 2001.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2001

                                       FIRST SOUTHERN BANCSHARES, INC.


                                       By:        /s/  Robert C. Redd
                                          ------------------------------------
                                                     Robert C. Redd
                                          President and Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit
Number                                    Description of Exhibit
-------                                   ----------------------
  99         Press release issued by First Southern Bancshares, Inc., on July 10, 2001.